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                                                                   EXHIBIT 4.5.3

                                  SCHEDULE 1
          TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, AS AMENDED
                                      OF
                            E-Z SERVE CORPORATION
                            (as of March 28,1997)

               Holder                  Number of Shares of Common Stock
               ------                      on a Fully Diluted Basis
                                           ------------------------
        DLJ Capital/Tenacqco                      29,715,364
        Phemus                                    17,350,006
        IMR/Quadrant                              14,961,480